FOR IMMEDIATE RELEASE

THE KNOT INC. ANNOUNCES STOCK REPURCHASE PROGRAM

Board of Directors authorizes repurchase of up to $50 million of Company’s common stock.

NEW YORK, NY (February 22, 2010) -- The Knot Inc. (NASDAQ: KNOT), the premier media company devoted to weddings, babies, and everything in between, today announced that its Board of Directors has authorized the repurchase of up to $50 million of the Company’s common stock from time to time on the open market or in privately negotiated transactions.

“We believe the repurchase of the Company’s shares represents an excellent long-term investment and that this action demonstrates our commitment to enhancing shareholder value,” said Chief Executive Officer of The Knot, David Liu.

The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

The repurchase program will be funded using the Company’s working capital. As of December 31, 2009, the Company had cash and cash equivalents of approximately $95.0 million, and short-term investments of approximately $36.5 million, consisting entirely of auction-rate securities that are redeemable at par beginning on June 30, 2010, under the Company’s settlement agreement with UBS.

The Company had approximately 33.7 million shares of common stock outstanding as of December 31, 2009.

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MEDIA CONTACT
Melissa Bauer
PR Director
The Knot Inc.
(212) 219-8555 x1020
mbauer@theknot.com

INVESTOR CONTACT
Laura Cave
Corporate Communications Manager
The Knot Inc.
(212) 219-8555 x1012
IR@theknot.com

About The Knot Inc.
The Knot Inc. (NASDAQ: KNOT; www.theknot.com) is the premier media company devoted to weddings, pregnancy, and everything in between, providing young women with the trusted information, products, and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the industry’s #1 wedding brand, The Knot, and has grown to include WeddingChannel.com, The Nest, and The Bump. Our groundbreaking community platforms and incomparable content have ignited passionate communities across the country. The Knot Inc. is recognized by the industry for being innovative in all media -- from the web to social media and mobile, to magazines and books, television and video. For our advertisers and partners, The Knot Inc. offers the consummate opportunity to connect with our devoted communities as they make the most important decisions of their lives. Founded in 1996, The Knot Inc. is made up of four major revenue categories: online sponsorship and advertising, registry services, merchandise, and publishing. The company is publicly listed on NASDAQ (KNOT) and is headquartered in New York City.

This release may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our online wedding-related and other websites may fail to generate sufficient revenues to survive over the long term, (ii) our history of losses, (iii) the significant fluctuation to which our quarterly revenues and operating results are subject, (iv) the seasonality of the wedding industry, (v) our dependence on a limited number of customers, and in particular, Macy’s, for a significant portion of our revenues, (vi) the dependence of our registry services business on the continued use of the WeddingChannel.com website by our retail partners, (vii) the potential for losses on our investments in auction rate securities or our inability to liquidate these investments at desired times and in desired amounts, (viii) the market price of the Company’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, and general economic conditions, and (ix) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.